UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2017

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 16, 2017 (the “Closing Date”), Global Power Equipment Group Inc. (the “Company”) entered into a new senior secured credit agreement (the “New Credit Agreement”) providing for term loan borrowings in an aggregate principal amount of up to $45 million with an affiliate of Centre Lane Partners, LLC (“Centre Lane”) as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto (collectively, the “Lenders”).

The New Credit Agreement was entered into between the Company and Centre Lane following the conclusion of a multi-month formal refinancing process conducted on the Company’s behalf by a financial advisor.

Maturity

The New Credit Agreement will mature on December 16, 2021.

Interest Rate

Borrowings under the New Credit Agreement initially bear interest at the London Interbank Offered Rate (“LIBOR”) plus the sum of 9% per year, payable in cash, and 10% per year, payable in-kind (“PIK”) interest. Cash interest is payable monthly, and the PIK interest accrues to the principal balance on a monthly basis. Starting on January 1, 2018, the PIK interest rate will increase to 15% per year; however, the PIK interest rate may be reduced to 10% per year in certain circumstances where the Company makes a significant debt prepayment.

Security; Guarantees

The Company’s obligations under the New Credit Agreement are guaranteed by all of the Company’s wholly-owned domestic subsidiaries, subject to customary exceptions. The Company’s obligations are secured by first priority security interests on substantially all of the Company’s assets and those of its wholly-owned domestic subsidiaries. This includes 100% of the voting equity interests of the Company’s domestic subsidiaries and certain specified foreign subsidiaries and 65% of the voting equity interests of other directly owned foreign subsidiaries, subject to customary exceptions.

Optional Prepayment

The Company may voluntarily prepay the term loans at any time or from time to time, in whole or in part, in a minimum amount of $1 million of the outstanding principal amount, plus any accrued but unpaid interest on the aggregate amount of the term loans being prepaid, plus a prepayment premium, to be calculated as follows (the “Prepayment Premium”):

Period	Prepayment Premium as a Percentage of Aggregate Outstanding Principal Prepaid
On or prior to first anniversary of Closing Date	3%
After first anniversary of Closing Date and on or prior to second anniversary of Closing Date	2%
After second anniversary of Closing Date and on or prior to third anniversary of Closing Date	1%
After third anniversary of Closing Date	0%

Mandatory Prepayment

Subject to certain exceptions, the Company must prepay an aggregate principal amount equal to 100% of the Company’s Excess Cash Flow (as defined in the New Credit Agreement), minus the sum of all voluntary prepayments, within five business days after the date that is 90 days following the end of each fiscal year. The New Credit Agreement also requires mandatory prepayment of certain amounts in the event the Company or its subsidiaries receives proceeds from certain events and activities, including, among others, asset sales, casualty events, the issuance of indebtedness and equity interests not otherwise permitted under the New Credit Agreement, and the receipt of tax refunds or extraordinary receipts in excess of $500,000, plus, in certain instances, the applicable Prepayment Premium, calculated as set forth above.

Fees

The Company must pay an annual administration fee of $25,000 and an upfront fee equal to 7% of the aggregate commitments provided under the New Credit Agreement, which bears interest at a rate of LIBOR plus 19% annual PIK interest. The upfront fee is payable upon the earlier of maturity or the occurrence of certain events, including significant debt prepayments or asset sales that may occur prior to maturity.

Representations, Warranties, and Restrictive Covenants

The New Credit Agreement contains customary representations and warranties, as well as customary affirmative and negative covenants. The New Credit Agreement contains covenants that may, among other things, limit the Company’s ability to incur additional debt, incur liens, make investments, declare or pay dividends, engage in mergers, acquisitions, and dispositions, engage in new lines of business or certain transactions with affiliates, and change accounting policies or fiscal year.

The New Credit Agreement also requires the Company to regularly provide financial information to the Lenders; however, the Company is not required to give the Lenders the final audited consolidated balance sheet and related statements of income, shareholders’ equity, and cash flows for the year ended December 31, 2016 until August 31, 2017. The Company must also maintain certain total leverage ratios, fixed charge coverage ratios, and minimum levels of liquidity, and its capital expenditures are limited.

Events of Default

Events of default under the New Credit Agreement include, but are not limited to, a breach of any financial covenant or any representations or warranties, failure to timely pay any amounts due and owing, the commencement of any bankruptcy or other insolvency proceeding, judgments in excess of certain acceptable amounts, the occurrence of a change in control, certain events related to ERISA matters, and impairment of security interests in collateral or invalidity of guarantees or security documents.

If an event of default occurs, the Lenders may, among other things, declare all borrowings to be immediately due and payable, together with accrued interest and fees, and exercise remedies under the collateral documents relating to the New Credit Agreement.

Use of Proceeds

The Company used part of the proceeds under the New Credit Agreement to repay in full all outstanding loans and obligations under the Company’s Credit Agreement, dated February 21, 2012, with Wells Fargo Bank, National Associate, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and the various financial institutions party thereto (as amended or supplemented from time to time, the “Prior Credit Agreement”). As previously disclosed by the Company, the outstanding debt under the Prior Credit Agreement matured in accordance with its terms on June 12, 2017 and was purchased by funds affiliated with Centre Lane on that date. The Company expects to use the remaining proceeds to provide working capital, to pay fees in connection with the New Credit Agreement, and for other general corporate purposes.

While the New Credit Agreement has provided the Company with limited incremental borrowing capacity, the Company’s overall liquidity remains constrained.  The New Credit Agreement is not anticipated to materially relieve the liquidity concerns identified in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and related earnings release. Investors should read the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” set forth in the 2015 Form 10-K and any subsequent filings made by the Company with the U.S. Securities and Exchange Commission.

While not a party to the New Credit Agreement, entities associated with Wynnefield Capital, Inc. (the “Wynnefield Funds”), the Company’s largest equity investor, are involved in the funding of the New Credit Agreement, the terms of which are disclosed in the Wynnefield Funds’ Form 13D/A filed with the Securities and Exchange Commission on the date of this filing.

The Company will include the New Credit Agreement as an exhibit to its 2016 Annual Report on Form 10-K, to be filed with the U.S. Securities and Exchange Commission. The foregoing description does not constitute a complete summary of the terms of the New Credit Agreement and is qualified in its entirety by reference to the full text of the New Credit Agreement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2017

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary